EXHIBIT 4.2

                            Form of Warrant Agreement
                            -------------------------

                             EARTHSHELL CORPORATION
                              COMMON STOCK WARRANT

      THIS WARRANT AND THE UNDERLYING COMMON STOCK MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.

      This certifies that, for good and valuable consideration, receipt of which is hereby acknowledged, __________________________ ("Holder") is entitled to purchase, subject to the terms and conditions of this Warrant, from EarthShell Corporation, a Delaware corporation (the "Company"), ___________________________ (_____________) fully paid and nonassessable shares of the common stock, $.01 par value per share ("Common Stock"), of the Company during the period commencing on the date of this Warrant and ending at 5:00 p.m. California time Five (5) years from such date (the "Expiration Date"), at which time this Warrant will expire and become void unless earlier terminated as provided herein. The shares of Common Stock of the Company for which this Warrant is exercisable, as adjusted from time to time pursuant to the terms hereof, are hereinafter referred to as the "Warrant Shares".

      1. Exercise Price. The initial exercise price for the Warrant Shares shall be $3.90 per share, subject to adjustment pursuant to the terms hereof (such price, as adjusted from time to time, is hereinafter referred to as the "Exercise Price").

      2. Exercise and Payment. This Warrant may be exercised, in whole or in part, from time to time by the Holder prior to the Expiration Date by surrender to the Company, at the principal executive offices of the Company, of this Warrant and the Notice of Exercise annexed hereto duly completed and executed by the Holder, together with payment in the amount obtained by multiplying the Exercise Price then in effect by the number of Warrant Shares thereby being purchased, as designated in the Notice of Exercise. Payment may be made by one or more of the following means:

            (a)   in cash or by check payable to the order of the Company;

            (b) the delivery to the Company of a certificate or certificates representing shares of Common Stock, duly endorsed or accompanied by a duly executed stock power, which delivery effectively transfers to the Company good and valid title to such shares, free and clear of any pledge, commitment, lien, claim or other encumbrance (such shares to be valued on the basis of their aggregate fair market value thereof on the date of such exercise), provided that the Company is not then prohibited from purchasing or acquiring such shares of Common Stock;

            (c) exercising using a "net share" method or "pyramiding" of the Warrant Shares, provided that the Company is not prohibited from purchasing or acquiring shares of Common Stock This shall mean that in lieu of exercise as provided in (a) and (b) above, the Holder may elect to convert all or a portion of this Warrant, without the payment by the Holder of any additional consideration, by surrendering this Warrant to the Company, into up to the number of Warrant Shares that is obtained under the following formula:

                                   X = Y (A-B)
                                       -------
                                          A

            where X = the number of shares of Warrant Shares to be issued to the
                      Holder pursuant to this Section 2(c).

                  Y = the  number  of  shares  of Warrants  the Holder elects to convert.

                  A = the fair market value of one share of Warrant Shares.

                  B = the Exercise Price.

(i) If the Company's Common Stock is publicly traded, the per share fair market value of the Warrant Shares shall be the average of the closing prices of the Common Stock as quoted on the Nasdaq National Market or the principal exchange on which the Common Stock is listed, or if not so listed then the fair market value shall be the average of the closing bid prices of the Common Stock as published in The Wall Street Journal, in each case for the fifteen trading days ending five trading days prior to the date of determination of fair market value; (ii) If the Company's Common Stock is not so publicly traded, the per share fair market value of the Shares shall be such fair market value as is determined in good faith by the parties.


            (d) any other means as determined by the Company in its sole discretion; and/or

            (e)   any combination of the foregoing.

      3. Early Termination. Prior to the Expiration Date, if all of the Sublicense Agreements between EarthShell Asia, Limited and the Company dated August 22, 2005 are terminated, (a) if at such time this Warrant is exercisable for more than __________ Warrant Shares, this Warrant shall terminate as to _______ Warrant Shares, and (b) if at such time this Warrant is exercisable for less than ___________ Warrant Shares, this Warrant shall terminate and be of no further force or effect.

      4. Reservation of Shares. The Company shall at all times reserve for issuance and delivery upon exercise of this Warrant such number of shares of its Common Stock from time to time issuable as Warrant Shares. All such Warrant Shares shall be duly authorized, and when issued upon such exercise, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights.

      5. Delivery of Stock Certificates. Within a reasonable time after exercise, in whole or in part, of this Warrant, the Company shall issue in the name of, and deliver to, the Holder a certificate or certificates for the number of fully paid and nonassessable Warrant Shares which the Holder shall have requested in the Notice of Exercise. If this Warrant is exercised in part, the Company shall deliver to the Holder a new Warrant for the unexercised portion of the Warrant Shares at the time of delivery of such stock certificate or certificates.

      6. No Fractional Shares. No fractional Warrant Shares shall be issued upon exercise of this Warrant. If upon any exercise of this Warrant a fraction of a share results, the Company will pay the Holder the difference between the cash value of the fractional share and the portion of the Exercise Price allocable to the fractional share.

      7.    [Intentionally omitted.]

      8. Charges, Taxes and Expenses. The Company shall pay all transfer taxes or other incidental charges, if any, in connection with the issuance of the Warrant Shares to the Holder.

      9. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to the Company, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

      10. Saturdays, Sundays, Holidays. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding weekday that is not a legal holiday.

      11. Adjustment of Exercise Price and Number of Shares. The Exercise Price and the number of Warrant Shares purchasable upon exercise of this Warrant shall be subject to adjustment from time to time as follows:

            (a) Subdivisions, Combinations and Other Issuances. If the Company shall at any time prior to the Expiration Date subdivide its shares of Common Stock by split-up or otherwise, or combine its shares of Common Stock, then the number of Warrant Shares as to which this Warrant is exercisable as of the date of such subdivision, split-up or combination shall be proportionately increased in the case of a subdivision, or proportionately decreased in the case of a combination. Appropriate, corresponding adjustment shall also be made to the Exercise Price so that the aggregate purchase price payable for the total number of Warrant Shares purchasable under this Warrant as of such date remains the same.

            (b) Stock Dividend. If at any time the Company declares a dividend or other distribution on Common Stock payable in Common Stock or Convertible Securities without payment of any consideration by their holders for the additional shares of Common Stock or the Convertible Securities (including the additional shares of Common Stock issuable pursuant to the terms thereof), then the number of Warrant Shares as to which this Warrant may be exercised shall be increased as of the record date (or the date of such dividend distribution if no record date is set) for determining which holders of Common Stock shall be entitled to receive such dividend, in proportion to the increase in the number of outstanding shares (and shares of Common Stock issuable pursuant to the terms of the Convertible Securities) of Common Stock as a result of such dividend, and the Exercise Price shall be adjusted so that the aggregate amount payable for the purchase of all the Warrant Shares issuable hereunder immediately after the record date (or on the date of such distribution, if applicable) for such dividend shall equal the aggregate amount so payable immediately before such record date (or on the date of such distribution, if applicable). As used herein, "Convertible Securities" means evidences of indebtedness, shares of stock or other securities, which are convertible into, exchangeable for, with or without payment of additional consideration, shares of Common Stock, either immediately or upon the arrival of a specified date or the happening of a specified event or both.

            (c) Other Distributions. If at any time after the date hereof the Company distributes to holders of its Common Stock, other than as part of its dissolution or liquidation or the winding up of its affairs, any shares of its capital stock, any evidence of indebtedness or any of its assets (other than cash, Common Stock or Convertible Securities), then the Company may, at its option, either (i) decrease the Exercise Price of this Warrant by an appropriate amount based upon the value distributed on each share of Common Stock as determined in good faith by the Company's Board of Directors or (ii) provide by resolution of the Company's Board of Directors that on exercise of this Warrant, the Holder hereof shall thereafter be entitled to receive, in addition to the Warrant Shares otherwise receivable on exercise hereof, the number of shares or other securities or property which would have been received had this Warrant at the time been exercised.

            (d) Merger. If at any time after the date hereof there shall be a merger or consolidation of the Company with or into another corporation when the Company is not the surviving corporation, then the Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the aggregate Exercise Price then in effect, the number of shares or other securities or property of the successor corporation resulting from such merger or consolidation, which would have been received by the Holder for the Warrant Shares had this Warrant been exercised at such time.

            (e)   Reclassification.  If at any time after the date hereof  there shall be a change or reclassification of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, then the Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares or other securities or property resulting from such change or reclassification, which would have been received by Holder for the Warrant Shares had this Warrant been exercised at such time.

      12. Notice of Adjustments; Notices. Whenever the Exercise Price or number or kind of securities purchasable hereunder is adjusted pursuant to
Section 11 hereof, the Company shall execute and deliver to the Holder a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Exercise Price and number of and kind of securities purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first class mail, postage prepaid) to the Holder.

      13. Rights As Stockholder; Notice to Holders. Nothing contained in this Warrant shall be construed as conferring upon the Holder, or any transferee of the Holder, the right to vote or to receive dividends or to consent or to receive notice as a shareholder in respect of any meeting of shareholders for the election of directors of the Company or of any other matter, or any rights whatsoever as shareholders of the Company. The Company shall notify the Holder by registered mail if at any time prior to the expiration or exercise in full of the Warrant, any of the following events occur:

            (a) a dissolution, liquidation or winding up of the Company shall be submitted to the stockholders of the Company for approval; or

            (b) a capital reorganization or reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock) or any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or change of Common Stock outstanding) or in the case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety; or

            (c) a taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other rights.

This notice to Holder shall be given simultaneously with the giving of notice to holders of Common Stock. Such notice shall specify the record date or the date of closing the stock transfer books, as the case may be. Failure to provide such notice will not affect the validity of any action taken in connection with such dividend, distribution or subscription rights, or proposed merger, consolidation, sale, conveyance, dissolution, liquidation or winding up.

      14. Restricted Securities. The Holder understands that this Warrant and the Warrant Shares constitute "restricted securities" under the federal securities laws inasmuch as they are, or will be, acquired directly from the Company in transactions not involving a public offering and accordingly may not, under applicable laws and regulations, be resold or transferred without registration under the Securities Act of 1933, as amended (the "1933 Act") or availability of an applicable exemption from such registration. The Holder further acknowledges that a securities legend substantially similar to that on the first page hereof shall be placed on any Warrant Shares issued to the Holder upon exercise of this Warrant.

      15. Certification of Investment Purpose. The Holder covenants and agrees that at any time that this Warrant is exercised, in whole or in part, and as a condition thereto, a written certification in the form attached as Exhibit A-1 shall be delivered to the Company by the Holder.

      16.   Disposition of Warrant and Warrant Shares; Transfer of Warrant.

            (a) This Warrant and any Warrant Shares purchased hereunder may not be sold, transferred, assigned, pledged or hypothecated (any such action, a "Transfer") by the Holder except in compliance with this Agreement. The Company shall not be required (i) to transfer on its books this Warrant or any Warrant Shares which have been Transferred in violation of the provisions of this Agreement or (ii) to treat as the owner of the Warrant or the Warrant Shares or otherwise to accord voting or dividend rights to any transferee to whom this Warrant or the Warrant Shares have been Transferred in contravention of the terms of this Warrant. This Warrant may be divided or combined, upon request to the Company by the Holder, into a certificate or certificates representing the right to purchase the same aggregate number of Warrant Shares. If at the time of a Transfer, a registration statement is not in effect to register the Warrant Shares, the Company may require the Holder to make such representations, and may place such legends on certificates representing this Warrant, as may be reasonably required in the opinion of counsel to the Company to permit a Transfer without such registration. EarthShell acknowledges that Holder may transfer some of these securities to accredited investors in valid private placements exempt from the registration requirements of the 1933 Act in connection with such investors investments in EarthShell Asia, Limited.

      17.   Miscellaneous.

            (a) Construction. Unless the context indicates otherwise, the term "Holder" shall include any successor transferee or transferees of this Warrant, and the term "Warrant" shall include any and all warrants outstanding pursuant to this Agreement, including those evidenced by one or more instruments or certificates issued upon division, exchange, substitution or transfer pursuant to Section 16.

            (b) Restrictions. By receipt of this Warrant, the Holder is making the same investment representations with respect to the acquisition of this Warrant as the Holder is required to make upon the exercise of this Warrant and acquisition of the Warrant Shares. EarthShell acknowledges that Holder may transfer some of these securities to accredited investors in valid private placements exempt from the registration requirements of the 1933 Act in connection with such investors investments in EarthShell Asia, Limited.

            (c) Notices. Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or three days following deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified (or one (1) day following timely deposit with a reputable overnight courier with next day delivery instructions), or upon confirmation of receipt by the sender of any notice by facsimile transmission, at the address indicated below or at such other address as such party may designate by ten days' advance written notice to the other party.

                  To Holder:
                                            ------------------------------------

                                            Attention:



                  To the Company:           EarthShell Corporation

                                            Attention:  CEO

            (d) Governing Law. This Warrant shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

            (e) Severability. If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and the balance shall be enforceable in accordance with its terms.

            (f) Entire Agreement. This Warrant constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, whether oral or written, between the parties hereto with respect to the subject matter hereof.

            (g) Binding Effect. This Warrant and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the Company and its successors and assigns, and Holder and its successors and assigns.

            (h) Waiver; Consent. This Warrant may not be changed, amended, terminated, augmented, rescinded or discharged (other than by performance), in whole or in part, except by a writing executed by the parties hereto, and no waiver of any of the provisions or conditions of this Warrant or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto.

            (i)   Counterparts.   This   Warrant   may  be  signed  in   several
counterparts, each of which shall constitute an original and may be executed by facsimile signature.

      18.   Limitation on EarthShell Corporation Direct Liability

      Notwithstanding any provision to the contrary in this Warrant Agreement, the letter agreement, dated December 9, 2005, between EarthShell Corporation and EarthShell Asia, Limited, pursuant to which this Warrant Agreement has been issued, or the agreements and letters to be delivered pursuant to the terms of such letter agreement, if EarthShell Corporation defaults under the terms of this Warrant Agreement, the letter agreement, dated December 9, 2005, between EarthShell Corporation and EarthShell Asia, Limited, pursuant to which this Warrant Agreement has been issued, and/or the agreements and letters to be delivered pursuant to the terms of such letter agreement, EarthShell Asia, Limited, each of the signatories to the agreements delivered pursuant to the letter agreement, including the holder of this Warrant Agreement, and each of the holders of the EA Shares and EA Warrants, as defined in such letter agreement, individually and collectively, shall under no circumstances be entitled to recover or collect directly from EarthShell Corporation, whether by Fee Damages, as such term is defined in the letter agreement, or judgment for damages or otherwise, an aggregate amount for any and all EarthShell Corporation defaults which exceeds the total of (i) $900,000, plus (ii) the total of all Technology Fees paid by EarthShell Asia, Limited to EarthShell Corporation under the terms of the Asian Sublicense Agreements, as such term is defined in the letter agreement (the "TECHNOLOGY FEES"), plus (iii) the total of all royalties paid by EarthShell Asia, Limited to EarthShell under the terms of the Five Sublicenses, as such term is defined in the letter agreement, prior to the date of such collection or recovery. To the extent one or more judgments is not satisfied in full directly from EarthShell Corporation because of the foregoing limitation on EarthShell Corporation's direct liability, the balance or balances may be withheld by EarthShell Asia, Limited from future Technology Fee or royalty payments otherwise due from EarthShell Asia, Limited to EarthShell Corporation under the terms of the Five Sublicenses, as such term is defined in the letter agreement, and applied by EarthShell Asia, Limited to such balance or balances, whether the balance or balances are owed to EarthShell Asia, Limited, a signatory to the agreements delivered pursuant to the letter agreement, or to a holder of EA Shares or EA Warrants, as such terms are defined in the letter agreement.

                            [signature page follows]

      IN WITNESS WHEREOF, the parties hereto have executed this Warrant effective as of the date hereof

                                       THE COMPANY:
                                       ------------


                                       EARTHSHELL CORPORATION,
                                         a Delaware corporation



                                       By:
                                           -------------------------------------



                                       Its:
                                           -------------------------------------



                                       HOLDER:
                                       -------



                                       By:
                                           -------------------------------------




                                       Its:
                                           -------------------------------------







                                       DATED:  December [__], 2005